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                                                                   EXHIBIT 10.13

                              REALESTATEESPANOL.COM

                         INTERNET ENDORSEMENT AGREEMENT

     This Internet Endorsement Agreement (hereinafter "Agreement") is entered into as of December 1, 1999, by and between Century Finance USA, Inc., a California corporation, d.b.a. RealEstateEspanol.com, with its principal place of business at 1650 Hotel Circle North, Suite 215, San Diego, California 92108 ("REE"), and the National Association of Hispanic Real Estate Professionals, a California non-profit corporation, with its principal place of business at 1650 Hotel Circle North, Suite 215-A, San Diego, California 92108 ("NAHREP").

     WHEREAS, REE has developed an Internet website, currently located at HTTP://WWW.REALESTATEESPANOL.COM (the "Site"), which offers users the ability to
(1) search for property listings and real estate agents and (2) apply for mortgage loans from companies who offer their products and services through REE for various consumer products, including, but not limited to, the sale of real property, first mortgage loans and lines, and such other products and services as such companies may offer periodically through REE (collectively, the "Products");

     WHEREAS, NAHREP desires to grant to REE NAHREP's endorsement of RealEstateEspanol and the Site on an exclusive basis, subject to the terms of this Agreement.

     NOW, THEREFORE, for and in consideration of their mutual promises, benefits, and agreements herein contained and other valuable consideration, the parties hereto agree as follows:

                                       I.
                        REALESTATEESPANOL SITE OPERATION

     1.1 SITE OPERATION AND OTHER REE OBLIGATIONS. Throughout the Term, REE will use reasonable efforts to operate the Site or cause the Site to be operated in the following manner:

          (a) INFORMATION POSTINGS. The site will make available to users, via the Internet, general information relating to the purchase and sale of residential property including but not limited to, property listings, real estate agent data, real estate agent networking and applications for mortgage loan products.

          (b) BILINGUAL PAGE VIEWS. The Site shall include page views in both Spanish and English.

          (c) EDUCATIONAL TOOLS. The Site will offer educational and analytical tools to assist users in the home buying and mortgage process.

          (d) ADVERTISING, MARKETING AND PROMOTION. REE may, at its option, from time to time, enter into agreements with other Internet sites to market or co-brand the REE Site ("Cooperative Agreements"). Cooperative Agreements shall not be subject to the prior review or approval of NAHREP, so long as the websites created and/or operated that are the subject of the Cooperative Agreements are not in competition with or detrimental to either the REE Site or the NAHREP Site. REE does not guarantee receipt or transmission of a minimum number of user "hits".

          (e) TRANSMISSION OF DATA. REE will maintain the accessibility of the Site and the transmission of electronic data.

          (f) DISPLAY OF LINKS TO NAHREP. The Site will include one or more hyperlinks to the NAHREP Site (WWW.NAHREP.ORG) via text and/or graphics. A hyperlink will be placed in a prominent location within the Site, acceptable to NAHREP.

          (g) SERVICE TO NAHREP MEMBERS. REE shall, at no charge to NAHREP members ("Members"), post information on the Site about Members' products and businesses, for those Members who elect to have such

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information posted on the Site, all in accordance with REE's Member information posting policies (which policies shall be established and amended from time to time in REE's sole discretion).

     1.2 USER INFORMATION. REE will maintain a database of user information with regard to the use of the Site. REE shall retain ownership of all such data, but may share data, where permitted by law, with NAHREP so as to further marketing and economic studies of the users and members. NAHREP shall maintain all such data in confidence and shall not, directly or indirectly, exploit such data for commercial gain or share such data with any third party.

                                      II.
                      NAHREP'S OBLIGATIONS AND ENDORSEMENT

     2.1 ENDORSEMENT. NAHREP hereby grants to REE, on the terms and conditions set forth in this Agreement, NAHREP's public endorsement of the Site. The Site shall bear NAHREP's exclusive endorsement as an official website of NAHREP throughout the Term, NAHREP may continue to operate the NAHREP Site, but, with the exception of the NAHREP Site, shall not endorse any other Spanish language real estate oriented website or permit any such website to be referred to as the official website of NAHREP.

     2.2 NAHREP'S SERVICES. NAHREP shall, from time to time and at the request of REE, provide consultation in the development of new services and products offered through the Site. NAHREP will provide its data, lists, names and addresses of members, studies, and other reports, to REE. Such information shall be deemed NAHREP Proprietary Material as defined in Section 4.2.

     2.3 REGISTRATION/LINKS. NAHREP will assist REE from time to time in devising and/or upgrading the Site's links to WWW.NAHREP.ORG.

                                      III.
                                  CONSIDERATION

     In consideration for NAHREP's exclusive endorsement of the Site, REE shall pay NAHREP an annual fee (or contribution) of Fifty Thousand Dollars ($50,000.00) payable on or before June 30 of each full calendar year during the Term.

                                      IV.
                                   TRADEMARKS

     4.1 TRADEMARKS AND INTELLECTUAL PROPERTY OF REE. REE hereby grants to NAHREP the nonexclusive right during the Term to use (i.e., to copy, transmit, distribute, display and perform both privately and publicly) REE trademarks (including but not limited to RealEstateEspanol and RealEstateEspanol.com) and logos (the "REE Marks") and other intellectual property and related textual and graphic material that may be provided by REE to NAHREP for the sole and express purpose of inclusion on the NAHREP Site from time to time (collectively, with the REE Marks the "REE Proprietary Materials"). REE also authorizes NAHREP to refer in NAHREP's advertising and promotion to the Site as endorsed by NAHREP. All use of REE Proprietary Materials hereunder shall inure to the benefit of REE and shall not create any rights, title or interest in them for NAHREP. Notwithstanding the foregoing, any use by NAHREP of the REE Proprietary Materials in any advertisements, promotional materials and on its website shall be subject to REE's prior, written approval. NAHREP shall submit all such advertising, marketing and promotional materials using REE Proprietary Materials to REE for its approval at least ten (10) business days prior to publication or distribution of such materials. If REE does not respond at least five (5) business days from the date of receipt of such proposed materials, REE will be deemed to have approved. No other use of the REE Marks, other REE Proprietary Materials or marks, symbols and/or other indicia of origin or other designations confusingly similar to any of the foregoing may be made by NAHREP for any purpose without the prior written approval of REE. As between REE and NAHREP, REE owns and shall continue to own, exclusively, all right, title and interest (including, without limitation, all rights provided under the law of copyright and trademark) in and to the REE Marks and other REE Proprietary Materials, together with all related intellectual property including the technical knowledge related to the development of the common links with NAHREP (not

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including security protocols and software provided by NAHREP or others), software and hardware used to implement the system, including the Site and the databases, the underlying system's design and function, and all other elements of the Site which are the work product of REE employees or which were created for REE by any outside contractor for use on the Site, subject to the permissions granted in this Agreement. NAHREP recognizes the proprietary nature of REE's intellectual property, including, but not limited to, the items enumerated above.

     4.2 TRADEMARKS AND INTELLECTUAL PROPERTY OF NAHREP. NAHREP hereby grants to REE the nonexclusive right during the Term to use (i.e., to copy, transmit, distribute, display and perform, both privately and publicly) NAHREP trademarks and logos (the "NAHREP Marks") and other intellectual property and other related textual and graphic material that are provided by NAHREP to REE (including, but without limitation, the information provided by NAHREP pursuant to Section 4.2 above) (collectively, the "NAHREP Proprietary Materials") for the sole and express purpose of inclusion on the Site and/or related advertising, marketing and promotion. NAHREP also authorizes REE to include the NAHREP Marks and to refer in REE's advertising and promotion to the Site as endorsed by NAHREP and as an official NAHREP website. All use of NAHREP Marks or other Proprietary Materials hereunder shall inure to the benefit of NAHREP and shall not create any rights, title or interest in them for REE. No other use of the NAHREP Marks or other NAHREP Proprietary Materials or other designations confusingly similar to any of the foregoing may be made by REE for any purpose without the prior written approval of NAHREP. As between NAHREP and REE, NAHREP owns, and shall continue to own, exclusively, all right, title and interest (including, without limitation, all rights provided under the law of copyright and trademark) in and to the NAHREP Marks and other NAHREP Proprietary Materials.

                                       V.
                                 CONFIDENTIALITY

     5.1 CONFIDENTIAL INFORMATION. Each party (the "Receiving Party") acknowledges that by reason of its relationship with the other party (the "Disclosing Party") hereunder, the Receiving Party might have access to certain information and materials concerning the Disclosing Party's membership, operations, business, its financial, business and technical plans and strategies, inventions, new products or services and technology ("Confidential Information"). The terms and conditions set forth in this Agreement shall be Confidential Information. The Receiving Party acknowledges and agrees that the Disclosing Party's Confidential Information is of substantial value to the Disclosing Party, which value would be harmed if such Confidential Information were disclosed to third parties. The Receiving Party agrees that it shall not use (except in the performance of its obligations under this Agreement) in any way for its own account or any account of any third party, nor disclose to any third party, such Confidential Information. The Receiving Party may disclose the Disclosing Party's Confidential Information to its employees and contractors who need to know such Confidential Information, provided such employees and contractors have signed confidentiality agreements with terms no less restrictive than the terms in this Agreement. The Receiving Party shall not publish in any form the Disclosing Party's Confidential Information, except to the extent permitted by this Agreement. The obligations in this section shall survive the termination of this Agreement.

     5.2 EXCLUSIONS. Confidential Information does not include any information that the Receiving Party can demonstrate by written records:

          (a) was known to the Receiving Party prior to its disclosure hereunder by the Disclosing Party;

          (b)  was independently developed by the Receiving Party;

          (c) is or becomes publicly known through no wrongful act of the Receiving Party;

          (d) has been rightfully received from a third party whom the Receiving Party has reasonable grounds to believe is authorized to make such disclosure without restriction; or

          (e) has been approved for public release by the Disclosing Party's prior written authorization.

     Confidential Information may be disclosed pursuant to applicable law, regulations or court order, provided that the Receiving Party provides prompt advance notice thereof to enable the Disclosing Party to seek a protective order

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or otherwise prevent such disclosure. In addition, REE and NAHREP may disclose the existence and terms of this Agreement in connection with a potential acquisition of substantially all of the stock or assets of REE or NAHREP or a private or public offering of REE's securities or NAHREP's securities.

                                       VI.
                          LIABILITY AND INDEMNIFICATION

     6.1 LIMITATION OF LIABILITY. REE WILL NOT BE LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (OR ANY LOSS OF REVENUE, PROFITS, OR DATA) ARISING IN CONNECTION WITH THIS AGREEMENT OR THE SITE, EVEN IF REE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, REE'S AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT AND THE PROGRAM WILL NOT EXCEED THE TOTAL FEES PAID, OR PAYABLE, TO NAHREP UNDER THIS AGREEMENT.

     6.2 DISCLAIMERS. REE MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SITE OR ANY PRODUCTS OR SERVICES MARKETED THROUGH THE SITE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT, OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING, OR TRADE USAGE). IN ADDITION, REE MAKES NO REPRESENTATION THAT THE OPERATION OF THE REE SITE WILL BE CONTINUOUS OR ERROR-FREE, AND REE WILL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS.

     6.3 DUTY OF INDEMNIFICATION. Subject to the terms of this Agreement, each party (the "Indemnifying Party") agrees to defend, indemnify and save the other party and its officers, directors, employees and agents (collectively, the "Indemnified Party") harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses suffered, sustained or required to be paid by the Indemnified Party as a result of any infringement of any third party intellectual property rights caused by the use of the Indemnifying Party's marks or other Proprietary Materials in accordance with the terms of this Agreement.


     6.4 SURVIVAL OF INDEMNIFICATIONS. The Indemnification obligations set forth in Section 6.3 above will survive the expiration or termination of this Agreement by either party for any reason.

     6.5 NOTICE OF CLAIMS. Each party shall promptly notify the other in writing of any and all litigation and claims known to such party made against it or the other party in connection with this Agreement. Each party shall cooperate with the other in the defense or handling of any claim, action or investigation relating to the subject matter of this Agreement, provided that such cooperation shall not be deemed an acceptance of responsibility therefor, except as provided below. Any request for indemnification under this paragraph shall be in writing and shall state with particularity the specific facts supporting the request for indemnification and a good faith estimate of the amount of the indemnification requested. In the event responsibility for a request for indemnification hereunder is unconditionally accepted in writing, the party accepting such responsibility may, at its option, elect to take up the defense or handling of any pending claim, action or investigation and, in such event, the party requesting indemnification shall promptly relinquish control of such defense to the accepting party. Unless and until a request for indemnification hereunder is unconditionally accepted, the requesting party may retain control of the defense or handling of the claim, action or investigation. The failure of a party to accept a request for indemnification under this paragraph shall not be binding upon the requesting party and such party's retention of the control of the defense or handling of the claim, action or investigation shall not prejudice its right to seek enforcement of this paragraph in court.

                                      VII.
                              TERM AND TERMINATION

     7.1 INITIAL TERM. The initial term of this Agreement (the "Initial Term") is ten (10) years from December 31, 1999, which is the date REE expects to begin to transmit data via the Internet on behalf of NAHREP members, users, and the general public (the "Commencement Date").

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     7.2  SUBSEQUENT TERMS. Following expiration of the Initial Term, this
Agreement shall continue in effect until either party terminates it as provided below. The Initial Term and any subsequent terms are referred to herein as the "Term".

     7.3  TERMINATION.

          (a) TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement upon a material breach of this Agreement by the other party which is not cured within six (6) calendar days after written notice thereof. This right of termination shall be in lieu of any other right or remedy (other than the indemnification rights set forth in Section 6.3).

          (b) TERMINATION FOR CONVENIENCE. After the Initial Term, either party may terminate this Agreement without cause and for its convenience by giving one hundred twenty (120) days prior written notice to the other party.

          (c) TERMINATION FOR INSOLVENCY. If either party abandons or ceases its business or the activities required of it under this Agreement or abandons or forfeits the legal right to transact business either voluntarily or involuntarily, the other party may immediately terminate this Agreement by written notice to the other party.

          (d) EFFECTS OF TERMINATION. Upon termination or expiration of this Agreement for any reason:

               (i) REE shall immediately sever the links between the REE Site and the NAHREP Site; and

               (ii) each party shall immediately return to the other party all Proprietary Materials. Effective upon the termination of this Agreement, each party shall cease to use all Marks and Proprietary Materials of the other party.

     Effective upon the termination of this Agreement, each party shall cease to use all Marks and Proprietary Materials of the other party.

                                     VIII.
                                 MISCELLANEOUS

     8.1 NOTICES. Any written notice required, or permitted, to be given to the parties hereunder shall be addressed to the parties at the addresses first set forth above. All written notices shall be delivered in personal or shall be sent by registered or certified mail, return receipt requested, and shall be deemed effective, three (3) days after the same is mailed as provided above with postage prepaid. Notice sent by any other method shall be effective only upon actual receipt.

     8.2 ASSIGNMENT. This Agreement shall not be assignable in whole or in part by REE or NAHREP without the other party's prior written consent, and any attempted assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. A change in control of either party, by merger or sale of stock or assets, shall not be deemed to be an assignment under this Agreement.

     8.3 WAIVER. No term or provision hereof shall be deemed waived, and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by REE or NAHREP to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by REE or NAHREP of any subsequent breach or default of the same or other terms, provisions or covenants on the part of either party.

     8.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, except where expressly noted herein, and all prior negotiations, agreements and understandings, whether oral or written, including, without limitation, that certain Internet Services Agreement between the parties, dated September 1, 1999, are superseded or canceled hereby.

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     8.5  MODIFICATION. This Agreement may not be amended or modified except in a written document signed by both parties.

     8.6 SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, and the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     8.7 INDEPENDENT CONTRACTOR. REE, in performance of this Agreement, is acting as an independent contractor, is not the partner, joint venture partner or agent of NAHREP and has no authority to act on behalf of NAHREP except as provided in this Agreement. The parties shall each be responsible for payment of their respective taxes and assessments incurred in connection with performance of this Agreement.

     8.8 FORCE MAJEURE. Neither party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder.

     8.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     8.10 SALE, MERGER, ACQUISITION. This Agreement shall remain in full force and effect upon change in control of either party by merger or sale of stock, IPO, or outright sale; provided, however, that if the new controlling party is the National Association of Realtors, or any organization which is controlled, directly or indirectly, whether by contract or otherwise, by the National Association of Realtors, NAHREP will have the right to terminate this Agreement by written notice within thirty (30) days following receipt of notice of such change in control.

     8.11 GOVERNING LAW AND VENUE. This Agreement shall be construed and performance thereof shall be determined according to the laws of the State of California. Should a dispute arise under this contract, the parties agree that jurisdiction over and venue of any suit arising out of or related to this Agreement shall be exclusively in the state and/or federal courts of San Diego, California.

     8.12 ATTORNEYS' FEES. The prevailing party in any proceeding under this Agreement shall be entitled to recover from the other party its attorneys' fees and costs incurred for such proceeding.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed, sealed and delivered by its duly authorized officer as of the date first written above.


                                       Century Finance USA, Inc.,
                                       d.b.a. RealEstateEspanol.com


                                       By: /s/ Gary Acosta
                                          -------------------------------
                                          Gary Acosta, President


                                       By: /s/ John D. Beneventi
                                          -------------------------------
                                          John D. Beneventi, Vice President



                                       National Association of Hispanic Real
                                       Estate Professionals


                                       By: /s/ Ruben Garcia
                                          -------------------------------
                                          Ruben Garcia, President and Chief
                                          Executive Officer

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